EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

        We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (Nos. 333-109876, 333-111512, as amended, and 333-119750), on Form S-3 (Nos. 333-128377, 333-138872, as amended, and 333-139662) and on Form S-8 (Nos. 333-63580, 333-133258 and 333-140041) of World Heart Corporation of our report dated March 29, 2007 relating to the financial statements which appear in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP
Chartered Accountants, Licensed Public Accountants

Ottawa, Canada
March 30, 2009